UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported)   March 3, 2004
                                                    ------------------

                                Unitrend, Inc.
                                --------------
            (Exact name of registrant as specified in its charter)

              Nevada             001-15777           34-1904923
          --------------      --------------       --------------
         (State or other       (Commission         (IRS Employer
         jurisdiction of       File Number)      Identification No.)
          incorporation


          4665 W. Bancroft St., Toledo, Ohio                  43615
         ------------------------------------               ----------
        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code  419-536-2090
                                                           ------------

                                      N/A
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)





ITEM 5. OTHER EVENTS.

On March 1,2004, Unitrend, Inc. signed a sales representative agreement with Titan Technologies. Titan Technologies is a procurement and marketing specialist for the computer industry. Their staff has over thirty years of experience in this channel. Through their network of suppliers and vendors, they are able to find technology solutions for most hardware and software applications. We believe that this is a perfect match for Unitrend, because Unitrend's products were developed to offer solutions to common industry problems. Titan Technologies will use their expertise and contacts to solicit sales and market Unitrend's products and future products for a twelve month period.


                                      UNITREND, INC.

Dated: March 3, 2004        By:   /S/  CONRAD A.H. JELINGER
                                      --------------------------------------
                                      Conrad A.H. Jelinger
                                      Chief Executive Officer, Interim Chief
                                      Financial Officer and President

-----------------------------------------------------------------------------